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                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 31, 1996
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                             JMAR INDUSTRIES, INC.
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             (Exact name of registrant as specified in its charter)

                               STATE OF DELAWARE
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                 (State or other jurisdiction of incorporation)

              1-10515                                  68-0131180
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        (Commission File No.)              (IRS Employer Identification No.)

            3956 SORRENTO VALLEY BLVD., SAN DIEGO, CALIFORNIA 92121
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               (Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code (619) 535-1706
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                                 NOT APPLICABLE
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         (Former name or former address, if changed since last report)

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ITEM 5. OTHER EVENTS

        The Registrant and Atlantic American Holding Company Limited ("Atlantic") entered into an Escrow Agreement and Agreement of Settlement and General Release, dated December 26, 1996 and amended December 31, 1996 (the "Settlement") whereby Atlantic agreed to (i) an early redemption of the remaining shares of Atlantic Preferred Stock (the "Preferred Stock") held by the Registrant in the original face amount of $1,000,000 less that portion redeemed by the receipt of $224,500 in November, 1996; (ii) the payment of all accrued but unpaid dividends under the Preferred Stock; and (iii) the reimbursement of certain legal fees and out-of-pocket costs incurred by the Registrant in connection with a civil action (the "Civil Action") filed by the Registrant against Atlantic. In return, JMAR agreed to dismiss the Civil Action.

ITEM 9. SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

        As additional consideration for and to facilitate the Settlement as described in Item 5 above, on December 31, 1996 the Registrant issued to Sparta Capital Ltd, a non-U.S. person, a warrant exercisable into 50,000 shares of JMAR Common Stock at an exercise price of $1.75 per share. The warrant was issued in an offshore transaction pursuant to the exemption under Regulation S.

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: January 15, 1997                   JMAR INDUSTRIES, INC.
                                         (Registrant)

                                         BY: /s/ Dennis E. Valentine
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                                            Dennis E. Valentine
                                            Chief Financial Officer